Open Door Online, Inc.
                       (formerly Open Door Records, Inc.)
                   Computation of Net Income Per Common Share

                                                             For the nine months
                                       For the year ended          ended
                                            December 31,        September 30,
                                            ----------   ----------------------
                                               1998        1999          1998
                                            ---------    ---------    ---------
Income (Loss) as reported                   $(13,948)   $(151,238)     $(8,729)

Income tax expense                                ---          ---          ---
                                            ---------    ---------    ---------
Net income (loss)                           $(13,948)   $(151,238)     $(8,729)
                                            =========    =========    =========
Basic earnings per share                      $(0.00)      $(0.02)      $(0.00)
                                            =========    =========    =========
Diluted earnings per share                    $(0.00)      $(0.02)      $(0.00)
                                            =========    =========    =========
Weighted average shares outstanding:        7,000,000    9,509,890    7,000,000
                                            =========    =========    =========
Fully diluted average shares outstanding:   7,000,000    9,509,890    7,000,000
                                            =========    =========    =========




                            Genesis Media Group, Inc.
                   Computation of Net Income Per Common Share

                                                For the year ended        For the six months ended
                                                   December 31,                  June 30,
                                                1998          1997          1999           1998
                                             ----------    ----------    ----------     ----------
Income (Loss) as reported                    $(300,906)      $159,563    $(171,407)       $134,528
Income tax expense                                  ---           ---           ---            ---
                                             ----------    ----------    ----------     ----------
Net income (loss)                            $(300,906)      $159,563    $(171,407)       $134,528
                                             ==========    ==========    ==========     ==========
Basic earnings per share                        $(0.01)         $0.01       $(0.01)          $0.01
                                             ==========    ==========    ==========     ==========
Diluted earnings per share                      $(0.01)         $0.01       $(0.01)          $0.01
                                             ==========    ==========    ==========     ==========
Weighted average shares outstanding:         25,431,471    13,695,584    32,680,574     20,233,624
                                             ==========    ==========    ==========     ==========
Fully diluted average shares outstanding:    25,431,471    13,695,584    32,680,574     20,233,624
                                             ==========    ==========    ==========     ==========